Exhibit No. 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-265908, 333-251362, 333-212457, 333-177072 and 333-154765) on Form S-8 and in the registration statement (No. 333-255634) on Form S-3 of Armstrong World Industries, Inc. of our report dated February 15, 2024, with respect to the consolidated financial statements of Worthington Armstrong Venture and its subsidiary, which report appears in the Form 10-K of Armstrong World Industries, Inc. dated February 20, 2024.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 20, 2024